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                                       4.9
                               AMENDMENT NO. 2 TO
                             INTERPHASE CORPORATION
                           DIRECTORS STOCK OPTION PLAN


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                                 AMENDMENT NO. 2
                                     TO THE
                             INTERPHASE CORPORATION
                           DIRECTORS STOCK OPTION PLAN

         Pursuant to Section 15 of the Interphase Corporation Amended and Restated Directors Stock Option Plan (the "Plan"), the Plan is hereby amended, subject to approval by the Company's stockholders, as follows:

         1. Section 4 of the Plan is hereby amended by changing the number of shares in the first sentence from 500,000 to 750,000.

         2. Sections 5(c) and (d) of the Plan are hereby amended by changing references from 5,000 shares to 10,000 shares and a reference from 10,000 shares to 20,000 shares.

         3. Section 8 of the Plan is hereby amended to read in its entirety as follows:

                  "8. OPTION PERIOD. The Option Period will begin on the effective date of the option grant and, except for options described in Section 5(a), will terminate on the tenth anniversary of that date."

         IN WITNESS WHEREOF, the undersigned has executed this Amendment effective as of the 9th day of February 2000.


                                       INTERPHASE CORPORATION



                                       By: /s/ Gregory B. Kalush
                                           -------------------------------------
                                           Gregory B. Kalush
                                           Chairman of the Board,
                                           Chief Executive Officer and President